                            HYPERTENSION DIAGNOSTICS, INC.

                            FORM OF STOCK OPTION AGREEMENT


     THIS AGREEMENT is entered as of _______ by and between Hypertension Diagnostics, Inc., a Minnesota corporation (the "Company") and
___________________________________ (the "Participant").

     WHEREAS, the Company maintains the 1998 Stock Option Plan (the "1998 Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the individuals administering the 1998 Plan (the "Committee") to receive a [INCENTIVE OR NONQUALIFIED] Stock Option under the 1998 Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. TERMS OF OPTION. The following terms used in this Agreement shall have the following meanings.

          a.   The "Participant" is ________________________.

          b.   The "Date of Grant" is _______________________.

          c. The number of "Covered Shares" shall be _____________ shares of Common Stock.

          d.   The "Exercise Price" is _________________.

          e.   The "Expiration Date" is ________________.

     2. GRANT OF OPTION. The Company hereby grants to the Participant an option (the "Option") to purchase the number of Covered Shares of Common Stock at the Exercise Price per share as set forth in paragraph 1, subject to all of the terms and conditions of the 1998 Plan. This Option [IS OR IS NOT] intended to constitute an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3.   EXERCISE OF OPTION.

          a. DATE OF EXERCISE. The Option shall become exercisable according to the following schedule.

           As of the Date of Grant and     The Option shall become exercisable
           each succeeding anniversary of  with respect to the following
           the Date of Grant:              percentage of the Covered Shares:
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

     Exercisability under this schedule is cumulative. After the Option becomes exercisable with respect to any portion of the Covered Shares, it shall continue to be exercisable with respect to that portion of the Covered Shares until the Option expires. The Option shall not be exercisable on or after the Expiration Date as set forth in paragraph 1.

          b. LIMITATIONS ON EXERCISE. The Covered Shares shall not be issued unless the exercise of the Option and the issuance of such Covered Shares shall comply with all applicable provisions of the law and the applicable requirements of any stock exchange or Nasdaq. As a condition to the exercise of all or any portion of the Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Covered Shares are being purchased only for investment and without any present intention to sell or distribute the Covered Shares.

     4.   TERMINATION.

          a. TERMINATION FOR ANY REASON EXCEPT DEATH AND DISABILITY. If participant's employment with the Company and all Related Companies is terminated for any reason other than for death or disability, the Option, to the extent that it would have been exercisable by the Participant on the Date of Termination, may be exercised by Participant no later than 90 days [OR ______ DAYS IF A NONQUALIFIED OPTION] after such Date of Termination; provided, however, the Option shall not be exercisable after the Expiration Date.

          b. TERMINATION BY REASON OF DEATH OR DISABILITY. If Participant's employment with the Company and all Related Companies is terminated due to death or disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, the Option, to the extent that it is exercisable on the Date of Termination, may be exercised by Participant (or Participant's estate or legal representative) no later than one year after such Date of Termination; provided, however, the Option shall not be exercisable after the Expiration Date.

          c. DATE OF TERMINATION. For purposes of this Agreement, the Participant's "Date of Termination" shall be the first day occurring on or after the Date of Grant on which the Participant's employment with the Company and all Related Companies terminates for any reason; provided that the Participant's employment shall not be considered terminated while the Participant is on military leave, sick leave or leave of absence for a period of not more than 90 days unless re-employment upon the expiration of such leave is guaranteed by contract or statute.

     5. METHOD OF EXERCISE. The Option may be exercised in whole or in part by delivering a written notice (in such form as may be approved by the Committee) to the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such written notice shall be accompanied by payment of the Exercise Price for such shares of Common Stock being purchased. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Common Stock acceptable to the Company and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     6. TAX WITHHOLDING. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Participant already owns, or to which the Participant is otherwise entitled under the 1998 Plan.

     7. NOTICE OF DISQUALIFYING DISPOSITION OF SHARES. If the Option is an Incentive Stock Option and if the Participant sells or otherwise disposes of any of the shares acquired pursuant to the Option on or before two years from the Date of Grant or one year following the exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any withholding requirements.

     8. NONTRANSFERABILITY OF OPTION. The Option is not transferable in any manner other than by will or by the laws of descent and distribution and may be exercised during the Participant's life only by the Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

     9. ADMINISTRATION. The authority to control and manage the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

     10. PLAN DEFINITIONS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement are subject to the terms of the 1998 Plan, a copy of which may be obtained by the Participant from the Secretary of the Company.

     11. NO EFFECT ON TERMS OF EMPLOYMENT. Nothing in this Agreement shall confer on the Participant any right with respect to continuation of employment or consulting relationship with the Company or any Related Company, or limit the right of the Company or any Related Company to terminate the Participant's employment or consulting relationship at any time, with or without cause.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successor and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's business and assets.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     14. PARTICIPANT ACKNOWLEDGMENT. Participant hereby acknowledges receipt of a copy of the 1998 Plan. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the 1998 Plan and this Agreement.

     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date of this Agreement.


PARTICIPANT                             HYPERTENSION DIAGNOSTICS, INC.


                                        By:
-------------------------------            ------------------------------------
     Signature
                                        Its:
-------------------------------            ------------------------------------
     Print Name

                            HYPERTENSION DIAGNOSTICS, INC.

                                1998 STOCK OPTION PLAN

                       Form of Notice of Stock Option Exercise

Optionee Name: ________________________________________________________________

Social Security Number: _______________________________________________________

Address: ______________________________________________________________________


1. I hereby elect to purchase _______ shares of common stock at an exercise price per share of $__________ pursuant to the Stock Option Agreement dated ______________ and the 1998 Stock Option Plan (the "1998 Plan").

2.   The shares should be issued in the name(s) of: ___________________________
     __________________________________________________________________________

3. I hereby deliver payment of the purchase price as follows (check appropriate box):

     / /  in cash or check in the amount of $___________.

     / / by delivering shares of common stock having a Fair Market Value (as defined in the 1998 Plan) on the date of exercise equal to the purchase price.

     / / through the simultaneous sale through a broker of shares of common stock acquired upon the exercise of the option (i.e., a cashless exercise).

     / / a combination of cash and shares of common stock together having a Fair Market Value on the date of exercise equal to the purchase price.

     IF PREVIOUSLY-ACQUIRED COMMON STOCK IS USED TO PAY THE PURCHASE PRICE, THE COMMON STOCK MUST BE FREELY TRANSFERABLE AND HELD BY THE OPTIONEE FOR AT LEAST SIX MONTHS.

4. I have received a copy of the complete 1998 Plan and agree to be bound by the terms and conditions of the 1998 Plan.

5. I understand that my exercise of the option and sale of the shares acquired upon exercise may have certain adverse tax consequences and that I should consult with my own personal tax advisor concerning the possible tax consequences.


Dated:
      ------------------------          -------------------------------------
                                        Signature of Optionee